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                                                                    EXHIBIT 25.1


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               -------------------



                Check if an Application to Determine Eligibility
                 of a Trustee Pursuant to Section 305(b)(2) [ ]




                       STATE STREET BANK AND TRUST COMPANY
               (Exact name of trustee as specified in its charter)


                 MASSACHUSETTS                                     04-1867445
(Jurisdiction of Incorporation or organization        (I.R.S. Employer Identification No.)
         if not a U.S. national bank)


  225 FRANKLIN STREET, BOSTON, MASSACHUSETTS                          02110
   (Address of principal executive offices)                        (Zip Code)


                              JOHN R. TOWERS, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               225 FRANKLIN STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 654-3253
            (Name, address and telephone number of agent for service)


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                                   ZILOG, INC.
               (Exact name of obligor as specified in its charter)


                   DELAWARE                                         133092996
        (State or other jurisdiction of               (I.R. S. Employer Identification No.)
        incorporation or organization)


                            210 EAST HACIENDA AVENUE
                           CAMPBELL, CALIFORNIA 95008


                      9-1/2% SENIOR SECURED NOTES DUE 2005
                         (Title of indenture securities)

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                                     GENERAL

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

                      Department of Banking and Insurance of The
                      Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                      Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

                      Trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

          If the Obligor is an affiliate of the trustee, describe each such affiliation.

               The obligor is not an affiliate of the trustee or its parent, State Street Corporation.

               (See note on page 2.)

ITEM 3. THROUGH ITEM 15.  Not applicable.

ITEM 16.  LIST OF EXHIBITS.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the articles of association of the trustee as now in effect.

                      A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.


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          2.   A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                      A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as
                      Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                      A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          4. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.

                      A copy of the bylaws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
                      Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

          5. A copy of each indenture referred to in item 4, if the obligor is in default.

                      Not applicable.

          6.   The consents of United States institutional trustees required by
               Section 321(b) of the Act.

                      The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.


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          7.   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                      Exhibit 7 and made a part hereof.


                                      NOTES

          In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

          The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


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                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, "hereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 28th day of April, 1998.

                                          STATE STREET BANK AND TRUST COMPANY



                                          By    /s/ STEVEN CIMALORE
                                             -----------------------------
                                          Name  Steven Cimalore
                                                --------------------------
                                          Title Vice President
                                                --------------------------


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                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Zilog, Inc. of its 9-1/2% Senior Secured Notes due 2005 we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          STATE STREET BANK AND TRUST COMPANY



                                          By /s/ STEVEN CIMALORE
                                             -------------------------------

                                          Name Steven Cimalore
                                              ------------------------------

                                          Title Vice President
                                               -----------------------------


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